Exhibit 10.1

FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This First Amendment to Second Amended and Restated Credit Agreement (this “Amendment”) dated as of May 4, 2018, is by and between UNIVERSAL ELECTRONICS INC., a corporation organized under the laws of the State of Delaware (the “Borrower”), the lenders party hereto (each a “Lender” and, collectively the “Lenders”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent (the “Administrative Agent”).
RECITALS
A.    The Borrower, the Lenders and the Administrative Agent have entered into a Second Amended and Restated Credit Agreement dated as of October 27, 2017 (as amended, restated, supplemented, or otherwise modified prior to the date hereof, the “Credit Agreement”).
B.    The Borrower has requested that the Lenders and the Administrative Agent make certain amendments to the Credit Agreement and the Required Lenders and the Administrative Agent are willing to do so, on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual promises herein set forth and for other good and valuable consideration, the Borrower, the Required Lenders and the Administrative Agent agree as follows:
Section 1.Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.
Section 2.    Amendments. The Credit Agreement is hereby amended as follows:
2.1    Definitions.
(a)    Section 1.1 of the Credit Agreement is amended by adding a new sentence immediately following the period punctuation at the end of the definition of “Consolidated Total Funded Debt” contained therein, which shall read as follows:
“Notwithstanding anything to the contrary in this Agreement, for purposes of calculating the Consolidated Cash Flow Leverage Ratio, Consolidated Total Funded Debt as it relates to clause (e) of the definition of “Indebtedness” shall exclude (i) intercompany trade payables; provided that any such intercompany trade payables that are outstanding for more than 120 days shall only be excluded in an amount not to exceed

$3,000,000 at any time and (ii) the long-term portion of any deferred or contingent consideration incurred in connection with an Acquisition; provided; however; no amount of any such long-term deferred or contingent consideration shall be excluded under this clause in excess of an aggregate deferred or contingent consideration of $20,000,000 at any time (including for these purposes, for the avoidance of doubt, the short-term portion of any such deferred or contingent considerations).”
Section 3.    Conditions and Effectiveness. This Amendment shall become effective only upon satisfaction of the following conditions:
3.1    The Borrower shall have duly executed and delivered to the Administrative Agent this Amendment.
3.2    The Borrower shall have satisfied any other conditions as specified by the Administrative Agent, including payment of all unpaid legal fees and expenses incurred by the Administrative Agent through the date of this Amendment in connection with the Credit Agreement.
Section 4.    Representations, Warranties, Authority, No Adverse Claim.
4.1    Reassertion of Representations and Warranties, No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement, and (b) there will exist no Event of Default under the Credit Agreement as amended by this Amendment on such date which has not been waived by the Required Lenders.
4.2    Authority, No Conflict, No Consent Required, Enforceability. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into this Amendment and any other instrument or agreement executed by the Borrower in connection with this Amendment (collectively, the “Amendment Documents”) and has duly authorized as appropriate the execution and delivery of the Amendment Documents and other agreements and documents executed and delivered by the Borrower in connection herewith or therewith by proper company action, and none of the Amendment Documents nor the agreements contained herein or therein contravenes or constitutes a default under any agreement, instrument or indenture to which the Borrower is a party or a signatory or a provision of the Borrower’s articles of organization, Bylaws or any other agreement or requirement of law, or result in the imposition of any lien on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Secured Party (as defined in that certain Amendment to Security Agreement dated as of October 27, 2017, by and between the Borrower and the Administrative Agent (the “Security Agreement”)). The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any entity, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment Documents or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described, except for those which the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Administrative Agent. The Borrower represents and warrants that this Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.
4.3    No Adverse Claim. The Borrower warrants, acknowledges and agrees that no events have taken place and no circumstances exist at the date hereof which would give the Borrower a basis to assert a defense, offset or counterclaim to any claim of the Lenders with respect to the Borrower’s obligations under the Credit Agreement as amended by this Amendment.
Section 5.    Affirmation of Credit Agreement, Further References, Affirmation of Security Interest. The Lenders, the Administrative Agent and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment. The Borrower confirms to the Secured Party that the Borrower’s obligations under the Credit Agreement, as amended by this Amendment, are and continue to be secured by the security interest granted by the Borrower in favor of the Secured Party under the Security Agreement, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower.
Section 6.    Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment shall control with respect to the specific subjects hereof and thereof.
Section 7.    Severability. Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.
Section 8.    Successors. This Amendment shall be binding upon the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders, the Administrative Agent and the successors and assigns of the Lenders and the Administrative Agent.
Section 9.    Legal Expenses. As provided in Section 9.6 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent, upon execution of this Amendment, for all reasonable out-of-pocket expenses paid or incurred by the Administrative Agent, including filing and recording costs and fees, charges and disbursements of outside counsel to the Administrative Agent and/or the allocated costs of in-house counsel incurred from time to time, in connection with the Credit Agreement, including in connection with the negotiation, preparation, execution, collection and enforcement of the Amendment Documents and all other documents negotiated, prepared and executed in connection with the Amendment Documents, and in enforcing the obligations of the Borrower under the Amendment Documents, and to pay and save the Administrative Agent harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Borrower shall survive any termination of the Credit Agreement.
Section 10.    Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.
Section 11.    Counterparts. This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to the Amendment may execute any such agreement by executing a counterpart of such agreement.
Section 12.    Governing Law. THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES AND THEIR AFFILIATES.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers thereunto duly authorized as of the date first above written.
UNIVERSAL ELECTRONICS INC.

By: /s/ Bryan M. Hackworth
Name: Bryan M. Hackworth
Title: Sr. Vice President and CFO

U.S. BANK NATIONAL ASSOCIATION, as a Lender and as Administrative Agent

By: /s/ Andrew Williams
Name: Andrew Williams
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Aaron Ryan
Name: Aaron Ryan
Title: Senior Vice President

[Signature Page to First Amendment to Second A&R Credit Agreement]